SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8 REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

COMMISSION FILE NUMBER: 333-_________

MICRON ENVIRO SYSTEMS, INC.
(Exact name of small business issuer as specified in its charter)
Nevada	98-0202944
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

789 West Pender Street, Suite 1205, Vancouver, British Columbia	V6C 1H2
(Address of principal executive offices)	(Zip Code)
604.646-6903 (Issuer's Telephone Number, including Area Code)

Non-Qualified Stock Option Agreement with Bernard McDougall

Non-Qualified Stock Option Agreement with Stephen Amdahl

 (Full Title of the Plan)

(Name, Address and Telephone Number of Agent for Service)	(Copy to)
Bernard McDougall President MICRON ENVIRO SYSTEMS, INC. 789 West Pender Street, Suite 1205, Vancouver, British Columbia Canada V6C 1H2 Tel: 604.646-6903	Thomas E. Stepp, Jr. STEPP LAW GROUP a professional corporation 32 Executive Park, Suite 105 Irvine, California 92614-6742 Tel: 949.660.9700 Fax: 949.660.9010

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.001 par value	3,000,000	$0.0355	$106,500	$11.40

(1)

Consists of shares of common stock underlying stock options granted to Bernard McDougall and Stephen Amdahl pursuant to the Non-Qualified Stock Option Agreements dated January 3, 2006, which were amended on May 24, 2006, to extend the expiry term.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the registrant’s common stock on July 17, 2006, as reported on the Over-the-Counter Bulletin Board.

EXPLANATORY NOTE

Under cover of this Form S-8 is our reoffer prospectus prepared in accordance with Part I of Form S-3 under the 1933 Act. Our reoffer prospectus has been prepared pursuant to Instruction C of Form S-8, in accordance with the requirements of Part I of Form S-3, and may be used for reofferings and resales on a continuous or delayed basis in the future of up to an aggregate of 3,000,000 shares of our common stock which may be issued, pursuant to the Non-Qualified Stock Option Agreements dated January 3, 2006, which were amended on May 24, 2006, to extend the expiry term, between Micron Enviro Systems, Inc. and each of Bernard McDougall, our company’s President and Director, and Stephen Amdahl, a Director, if they choose to exercise each of their stock options granted under that agreement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Not required to be included in this Form S-8 Registration Statement pursuant to introductory Note to Part I of Form S-8.

REOFFER PROSPECTUS

The date of this prospectus is July 17, 2006

Micron Enviro Systems, Inc.
Suite 1205, 789 West Pender Street
Vancouver, British Columbia V6C 1H2 Canada

3,000,000 Shares of Common Stock

This Prospectus relates to 3,000,000 shares of our common stock that may be offered and resold from time to time by Bernard McDougall, our President and a director, and Stephen Amdahl, a director, as well as the selling stockholders hereunder. The selling stockholders may acquire these shares upon the exercise of stock options granted under the Non-Qualified Stock Option Agreements dated January 3, 2006, which were amended on May 24, 2006, to extend the expiry term, and those shares will be “restricted securities” under the Securities Act of 1933 before their sale under this prospectus.  That Non-Qualified Stock Option Agreements and respective amendments, both relate to a grant of stock options under our 2006 Non-Qualified Stock Option Plan.

It is anticipated that the selling stockholders may offer the shares for sale at prevailing prices on the OTC Bulletin Board. We will receive no part of the proceeds from sales made by the selling stockholders under this Prospectus. The selling stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering, other than any sales commissions and/or similar expenses borne by the selling stockholders, will be borne by us.

The selling stockholders and any brokers executing selling orders on their behalf may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act of 1933.

Our common stock is traded on the OTC Bulletin Board under the symbol "MENV.OB" and on the Frankfurt Stock Exchange under the symbol “NDD”.  On July 17, 2006, the last reported price of our common stock on the OTC Bulletin Board was $0.034 per share.

THE COMMON SHARES OFFERED PURSUANT TO THIS REGISTRATION STATEMENT INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 13 OF THIS REOFFER PROSPECTUS. THESE ARE SPECULATIVE SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

REOFFER PROSPECTUS

Available Information

No person has been authorized in connection with the offering made hereby to give any information or to make an representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as have been authorized by the Company or any affiliate of the Company.  This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person or by any person in any jurisdiction in which it is unlawful to make such offer or solicitation.  Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is current as of any date subsequent to the date hereof.”

Micron Enviro Systems, Inc. (“we”, “us”, “our”) files annual, quarterly and special reports, proxy statements, and other information with the Securities and Exchange Commission as is required by the Securities Exchange Act of 1934. You may read and copy any reports, statements or other information we have filed at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission (“SEC”) at 1-800-SEC-0330 for further information on the Public Reference Rooms. In addition, copies may be obtained (at prescribed rates) at the SEC's Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.  Our filings are also available on the Internet at the SEC's website at http:\\www.sec.gov.

We have filed with the SEC a registration statement on Form S-8 (of which this Prospectus is a part) under the Securities Act of 1933 with respect to the securities offered hereby (the “Registration Statement”).  This Prospectus does not include all of the information set forth in the Registration Statement, as certain parts are omitted in accordance with the rules and regulations of the SEC.  For additional information, reference is made to the Registration Statement, including exhibits filed therewith.  Such information may be inspected, and copies thereof may be obtained, at the places and in the manner set forth above.”

Incorporation of Documents by Reference

The SEC allows us to "incorporate by reference" information into this Registration Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Registration Statement, except for any information superseded by information in this Registration Statement.

The following documents filed by us with the SEC are incorporated herein by reference:

(a)

Our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2006 filed with the SEC on May 22, 2006;

(b)

Our latest Annual Report on Form 10-KSB for the year ended December 31, 2005 filed with the SEC on April 17, 2006;

(c)

Our Current Reports on Form 8-K filed with the SEC on February 1, 2006, February 7, 2006, February 14, 2006, February 22, 2006, February 24, 2006, February 27, 2006, March 3, 2006, March 8, 2006, March 22, 2006, March 28, 2006, April 4, 2006, April 10, 2006, April 11, 2006, April 20, 2006, April 27, 2006, May 12, 2006,

May 30, 2006, June 13, 2006, June 20, 2006, three filed on June 21, 2006, and on June 28, 2006.

(d) The description of our common stock contained in the registration statement on Form 10-SB filed with the SEC on May 13, 1999, as amended on September 3, 1999; and

(e) All other reports (and documents) filed by us after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

In addition to the foregoing, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to this Prospectus have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Prospectus or in any subsequently filed document that is also incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated in this Prospectus by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated in this Prospectus by reference modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON ORAL OR WRITTEN REQUEST, A COPY OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS (EXCLUDING EXHIBITS, UNLESS THE EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION THE PROSPECTUS INCORPORATES). REQUESTS SHOULD BE DIRECTED TO THE PRESIDENT, MICRON ENVIRO SYSTEMS, INC., SUITE 1205, 789 WEST PENDER STREET, VANCOUVER, BRITISH COLUMBIA, CANADA V6C 1H2. OUR TELEPHONE NUMBER IS 604.646.6903.

Prospectus Summary

The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus. Consequently, this summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including the "Risk Factors" section, and the documents and information incorporated by reference into this Prospectus.

We are an oil and gas company.  Since January 1, 2004, we have been considered an operating company, though we have only non-operating interests in our properties.  We do not conduct the operations on the properties nor do we plan to.  Other companies are the operators on such properties and they conduct the drilling operations on our properties.

We were originally incorporated in Nevada on January 23, 1998 as “Strathcona Capital Corp.”  On January 22, 1999, we changed our name to “Micron Enviro Systems, Inc.”  Our executive offices are located at 789 West Pender Street, Suite 1205, Vancouver, British Columbia, Canada V6C 1H2.  Our telephone number is (604) 646-6903.

This Prospectus relates to 3,000,000 shares of our common stock that may be offered and resold from time to time by Bernard McDougall, our President and a Director, and Stephen Amdahl, a director, as well as the selling stockholders hereunder. They may acquire these shares upon the exercise of stock options granted under each of the Non-Qualified Stock Option Agreements dated January 3, 2006, which were amended on May 24, 2006, to extend the expiry term.

Forward Looking Statements

This Prospectus contains forward-looking statements of our management. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology such as "may", "will", "could", "expect", "estimate", "anticipate", "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms. Actual results may differ materially from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. No assurance can be given that any of the assumptions relating to the forward-looking statements specified in the following information is accurate, and we assume no obligation to update any such forward-looking statement.

Glossary of Terms

Barrel of Oil - 42 U.S. Gallons at 60•F. A net barrel refers to a quantity of oil net of the BS&W content.

Blowout - An uncontrolled flow of oil, gas, water or mud from a well bore caused when drilling activity penetrates a rock layer with natural pressures greater than the drilling mud in the borehole.

Completion (well) - All operations (tubing, installation of valves, wellhead, etc.) to bring a production well into operation.

Exploration - Any method used to discover new oil and gas fields.

Exploration well - Well drilled to find an oil field.

Farmout Agreement - An agreement between operators whereby the owner (farmer) not wanting to drill a property agrees to assign all or part to the operator (farmee) desiring to drill; farmee assumes the obligation to drill one or more wells on the property to earn the assignment.

Fee Simple Ownership- An estate of inheritance without limitation. This form of estate is not qualified by any other interest and, upon the owner's death, passes unconditionally to the heirs.

Fracing (“frac”) - A method used by producers to extract more natural gas from a well by opening up rock formations using hydraulic or explosive force. Advanced fracturing techniques are enhancing producers' ability to find and recover natural gas, as well as extending the longevity of older wells.

Gravity (Specific Gravity) - The measure of oil density that is used in price determination.

Joint Operating Agreement (JOA) - An agreement governing the operations of most jointly-owned properties/facilities.

Lease - (1) A legal instrument executed by a mineral owner granting exclusive right to another to explore, drill, and produce oil and gas from a piece of land; (2) Used in conjunction with the actual location of a well(s) or unit separator installed to serve a single lease.

Lessee - The person who receives the lease, sometimes called the tenant.

Lessor - The person giving the lease, sometimes called grantor or landlord.

Mcf – Thousand cubic feet.

Natural Gas - A mixture of hydrocarbon gases with varying amounts of impurities.

Net Working Interest - A working interest owner's gross working interest in production, less the related royalty, overriding royalty, production payment, and net profits interests.

Operator - The person or company, either proprietor or lessee, actually operating a well. The operator is a working interest owner and is also responsible for physical maintenance of the well and other responsibilities as covered in the JOA (Joint Operating Agreement).

Overriding Royalty Interest (ORRI) - An interest in production that is created and payable out of the working interest. Usually, the term of an ORRI is for the life of the mineral lease.

Payout - A particular point in time that a contractual payment obligation has been achieved.

Reserves (of a field) - Volume of oil trapped in a rock.

Royalty - The share of the production or proceeds there from reserved to the lessor under the terms of the mineral lease. Normally, royalty interests are free of all costs of production (as distinguished from costs of marketing) except production taxes, and is established in the lease by reserving a royalty which is usually expressed fractionally.

Test Well - The first well to be drilled on a lease to evaluate a certain horizon. It is commonly referred to as a "wild cat" well.

Working Interest - The right granted to the lessee of a property to explore for and to produce and own oil, gas, or other minerals. The working interest owners bear the exploration, development, and operating costs on either a cash, penalty, or carried basis.

Description of Business

Our Development

We were originally incorporated in Nevada on January 23, 1998, as “Strathcona Capital Corp.”  On January 22, 1999, we changed our name to “Micron Enviro Systems, Inc.”

Our executive offices are located at 789 West Pender Street, Suite 1205, Vancouver, British Columbia, Canada V6C 1H2.  Our telephone number is (604) 646-6903.

Our Current Business

We were an exploration stage oil and gas company from May 19, 2001, though to December 31, 2003.  Since January 1, 2004, we have been considered an operating company, though we have  non-operating interests in our properties. Other companies conduct the drilling operations on our properties; these are the operators on our properties.  We do not conduct the operations on our properties nor do we plan to.

Green Ranch Prospect

In February 2002, we subscribed with Krause Chemical Ltd. for a 5% working interest, and a 2.5% net revenue interest in a proposed fifteen (15) well oil and gas program in Stephens County, Texas (“Green Ranch Prospect”).  As consideration, we paid $45,548 for the initial well, $102,483 for four subsequent wells, as well as for our proportionate share of the balance of the drilling and completion costs.  The first well, the Z1 Well, was drilled and is currently producing gas.  On November 27, 2002, for consideration of $10,000, we increased our net revenue interest in the second well, the Z2 Well, from 2.5% to 3.9%, while our working interest remained at 5%.  The Z2 Well was also successfully drilled and was previously producing both oil and gas.  However, in June 2003, we did not consent to the rework of the Z2 Well; therefore, 400% of our portion of the reworking costs had to be recovered before we could collect our 3.9% net revenue interest in that well. The Z2 Well is producing a very small amount of gas; therefore, we do not expect to ever be able to back in for our interest in the well.  In February 2004, we elected not to consent to the drilling of another well on the Green Ranch Prospect, the C-1 Well.  As we did not consent to the drilling, we incurred no costs related to the drilling of this well, however, we could receive revenue from this well only after 500% of our portion of the drilling costs are recovered.  Regardless, the operator decided to abandon the C-1 Well in April 2004.  The operator will not allow us to participate in any further wells that may be drilled on this prospect, as we did not consent to the last two wells, and we do not intend to participate on drilling any further wells on this prospect.

In May 2006, we received an offer from the operator of the Green Ranch Prospect to sell the Z-1 well for approximately $5,685, which we accepted; however, the sale has not yet been finalized and we have not yet received the funds.

Kerrobert Prospect

In March 2003, we entered into a participation agreement with Patch Energy Inc., whereby we are able to earn a 3.5% net revenue interest in an oil and gas property located in Saskatchewan, Canada (the “Kerrobert Project”) for consideration of incurring 5% of the costs associated with the drilling program. This was a related party transaction at the time of the agreement, as the president of Patch Energy Inc. at the time, David Stadnyk, was also one of our consultants.  In May 2003, we entered into a participation agreement with Habanero Resources Inc. (“Habanero”), whereby we assigned Habanero 30% of our net revenue interest in the Kerrobert Project, in exchange for Habanero paying 30% of our exploration and drilling costs.   Habanero is a related party, as Negar Towfigh, our secretary, is a member of its board of directors.  We currently maintain a 3.5% working interest and a 2.45% net revenue interest in the Kerrobert Project.  A total of nine wells have been drilled and completed on this property, and we are receiving revenue from all nine wells.

Martex Prospect

In September 2003, we entered into a participation agreement with The Cumming Company, Inc., whereby we paid $425 for a 1% working interest and a 0.8% net revenue interest in the Marble Falls Rework Project in Jack County and Palo Pinto County, Texas (“Martex Prospect”).  That participation agreement includes the re-entry and re-completion of the Martex Ima Bridges #2 Well and the Kinder #1 Well.  We have paid $6,945 to date for our share of costs attributed to those wells.

In February 2004, we entered into an additional participation agreement with The Cumming Company, Inc., whereby we paid $750 for a 1% working interest and 0.8% net revenue interest in five additional wells on the Martex Prospect, the Wimberley #3 Well, the Wimberley #5 Well, the Wimberley #7 Well, the Henderson #3 Well, and the Boley Well. We have paid a total of $15,968 to date for our share of costs attributed to those wells.

In October 2004, we entered into a third participation agreement with The Cumming Company, Inc., whereby we received a 1% working interest and a 0.75% net revenue interest in the Stuart 60 #8 Well re-entry project.  We have paid $2,610 to date for our share of costs attributed to this well.

Seven wells have been drilled by the operator, the Cumming Company, Inc. on the Martex Prospect that we are involved in, the Kinder #1 Well, the Martex Ima Bridges #2 Well, the Wimberley #3 Well, the Wimberley #5 Well, the Wimberley #7 Well, the Henderson #3 Well and the Stuart 60 #8 Well.  The Martex Ima Bridges #2 Well was successfully completed and is producing oil and gas.  The Henderson #3 Well has been completed and it is producing gas.  Completion work on the Wimberley #3 Well was completed, it was producing gas, but then stopped and another re-completion was required. This re-completion was done in May 2006, and it is yet to be determined if this well is producing gas at an economic rate.  The Wimberley #5 Well has been completed, and it is producing gas.  The Wimberley #7 Well has been completed and it is producing gas.   In January 2005, the Stuart 60 #8 Well was drilled and is now producing gas.

Also in October 2004, we entered into an agreement with The Cumming Company, Inc. to exchange our 1% working interest and 0.8% net revenue interest in the Kinder #1 Well, which, at the time, was drilled but not fraced, and the Boley Well, which, at the time, was not drilled, for a 1% working interest and 0.8% net revenue interest in the Stuart 61 #1 and Stuart 61 #6 Wells, neither of which had been drilled.  As we had paid for our share of costs on the Kinder #1 Well and the Boley Well, we did not have to pay any additional costs to drill the Stuart 61 #1 and Stuart 61 #6 Wells.

In July 2005, the Cumming Company, Inc. informed us that it was not proceeding to drill the Stuart 61 #1 and the Stuart 61 #6 Wells and was canceling the exchange of the Kinder #1 Well and the Boley #3 Well.  The Cumming Company, Inc. refunded us $2,979 for the Kinder Well and informed us that the Boley #3 Well would be exchanged for the Stuart 61 #11 Well.  The Stuart 61 #11 Well has not yet been drilled.

In June 2006, we were informed by the Cumming Company, Inc. that it was not proceeding to drill the Stuart 61 #11 Well and they refunded us $3,370.

In February 2006, we entered into Letter of Intent for a 4.17% interest in the Patch Oilsands Partnership (“POP”), and on May 31, 2006 we finalized the oil sands partnership by executing the formal documentation.  We have spent $109,325 in anticipation of projects related to the POP and we expect to have further cash calls during the fiscal year ending December 31, 2006.

In February 2006, we entered into a participation agreement with Premium Petroleum Inc. (“Premium”), whereby we received a 5% working interest before and a 3% working interest after payout in the Boyne Lake Project, located in Boyne Lake, Alberta, Canada.  We paid $26,280 for our share of the costs of the test well.  The well was successfully drilled and cased and has been declared on “Tight-Hole Status.” Therefore, information regarding the testing results will not be released, due to the confidentiality of the well at this time.  In May 2006, we entered into an additional agreement with Premium to acquire drilling and production rights to other depths on the Boyne Lake Prospect. Based on data collected throughout the drilling stage, it was decided to purchase the rights for the land at other depths.

Risk Factors

Our shares of common stock are considered speculative while we proceed with our commitments under our various oil and gas exploration agreements and/or while we continue our search for a new business opportunity. Prospective investors should consider carefully the risk factors set out below.

Our properties have no known reserves of oil and gas.

Our securities must be considered highly speculative, generally because of the nature of our business and the early stage as an operating company. We are engaged in the business of exploring and, if warranted, developing commercial reserves of oil and gas. Our properties are without known reserves of oil and gas. Accordingly, we have not realized a profit from our operations to date.  We expect to generate revenue from the Kerrobert Project and the Martex Prospect during the 2006 fiscal year, though we cannot predict the amount of revenue that may be generated.

We will not be able to develop and explore our properties if we are unable to raise capital or generate sufficient cash flow.

Our ability to continue exploration and, if warranted, development of our properties will be dependent upon our ability to sell our securities.  We have limited cash reserves, and we are dependent on raising significant funds in order to continue to operate and to pay our debts. In the event we are unable to raise significant funds, a portion of our interests in our properties may be lost to exploration partners or our properties may be lost completely.

Our decision as to whether each of our properties contain commercial oil and gas deposits and should be brought into production will require substantial funds and depend upon the results of exploration programs and the recommendations of the operator of each property and its qualified personnel. This decision will involve consideration and evaluation of several significant factors, including but not limited to, (1) costs of bringing a property into production, including exploration and development work, and construction of production facilities; (2) availability and costs of financing; (3) ongoing costs of production; (4) market prices for the oil and gas; (5) environmental compliance regulations and restraints; and (6) political situations, governmental regulation and control.

Additional funding may not be available to us for exploration and development of our projects or to satisfy our obligations under any applicable agreements. Although, historically, we have obtained financing in order to proceed with the development of some of our properties, we may not be able to obtain adequate financing in the future or the terms of such financing may not be favorable.  Failure to obtain such additional financing could result in delay or indefinite postponement of further exploration and development of our projects with the possible loss of such properties.

We have a history of losses and our business may never become profitable.

There is substantial doubt about our ability to continue as a going concern due to the losses incurred since inception, our stockholderss' deficiency, and lack of substantial revenues.  We anticipate that we may require financing in order to continue our exploration and, if warranted, development of our oil and gas properties.  If required, any such financing may not be available upon terms and conditions acceptable to us, if at all. Our inability to obtain additional financing in a sufficient amount when needed and upon terms and conditions acceptable to us could have a materially adverse effect upon us.  If additional funds are raised by issuing equity securities, further dilution to existing or future shareholders will result. If adequate funds are not available on acceptable terms when needed, we may be required to delay, scale back or eliminate the development of any business opportunity that we acquire. Inadequate funding could also impair our ability to compete, which may result in our dissolution.

Currency fluctuations may negatively affect our business.

We maintain our accounts in United States and Canadian currencies and are, therefore, subject to currency fluctuations and such fluctuations may materially affect our financial position and results. We do not engage in currency hedging activities.

We do not currently have any full-time employees to conduct our business.

Due to our lack of funding, we anticipate that we will require very few, if any, employees during the next fiscal year. Therefore, we do not anticipate any material change in the number of employees during the next 12 months.  As we have no employees, we use independent contractor consultants to locate and negotiate agreements with regards to oil and gas properties; to advise and provide recommendations regarding our existing oil and gas properties; to correspond with operators of oil & gas properties, accountants, transfer agent and legal counsel; and to perform accounting and other administrative tasks.

Our management has little oil and gas experience and may have other interests that conflict with ours.

Our management has little practical experience in the oil and gas industry, however, we retain qualified consultants with experience in the oil and gas industry.

In addition to their interests in us, our management currently engages, and intends to engage in the future, in the oil and gas business independently of us. As a result, conflicts of interest between management and us might occur.

We do not control all of our operations.

We do not operate any of our properties and we, therefore, have limited influence over the testing, drilling, and production operations of some of our properties. Our lack of control could result in the following:

•	the operator might initiate exploration or development on a faster or slower pace than we prefer;
•	the operator might propose to drill more wells or build more facilities on a project than we have funds for or that we deem appropriate, which could mean that we are unable to participate in the project or share in the revenues generated by the project, even though we paid our share of exploration costs, and we could have our working interests in the related lands and petroleum reserves reduced as a result of our failure to participate in development expenditures; and

•	if an operator refuses to initiate a project, we might be unable to pursue the project.

Any of these events could materially reduce the values of our properties.

Information in this Prospectus regarding our future exploitation and development projects anticipates our current intent and is subject to change.

Our current exploitation and development plans are described in this Prospectus. Whether we undertake an exploitation or development project will depend on the following factors:

•	availability and cost of capital;
•	receipt of additional seismic data or the reprocessing of existing data;
•	current and projected oil or natural gas prices;
•	the costs and availability of drilling rigs and other equipment supplies and personnel necessary to conduct operations;
•	success or failure of activities in similar areas;
•	changes in the estimates of the costs to complete the projects
•	our ability to attract other industry partners to acquire a portion of the working interest, to reduce costs and exposure to risks; and
•	decisions of our joint working interest owners and partners.

We will continue to gather data about our projects, and it is possible that additional information will cause us to alter our schedule or determine that a project should not be pursued. You should understand that our plans regarding our projects might change.

Oil and natural gas prices are volatile and low prices will adversely affect our business.

Fluctuations in the prices of oil and natural gas will affect many aspects of our business, including:

•	revenues, cash flow, and earnings;

•	ability to attract capital to finance its operations;

•	cost of capital; and

•	the value of our oil and natural gas properties.

Both oil and natural gas prices are extremely volatile. Oil prices are determined by international supply and demand. Political developments, compliance or non-compliance with self-imposed quotas, or agreements between members of the Organization of Petroleum Exporting Countries can affect world oil supply and prices. Prices obtained for our natural gas production are determined by supply and demand factors within North America.

Any material decline in prices could result in a reduction of our potential revenue and our overall value. The economics of producing from some wells could change as a result of lower prices. As a result, we could elect not to produce from certain wells.

Drilling and other capital activities are subject to many risks, and any interruption or lack of success in our drilling activities will adversely affect our business.

Drilling activities are subject to many risks, including the risk that no commercially productive reservoirs will be encountered. New wells that we drill may not be productive or we may not recover all or any portion of our investment. Drilling for oil and natural gas could involve unprofitable efforts, not only from dry wells, but from wells that are productive but do not produce enough net revenue to return a profit after drilling, operating, and other costs. The costs of drilling, completing, and operating wells are often uncertain. Our drilling, completion, well workover, and pipeline and facility construction operations could be curtailed, delayed, or canceled as a result of numerous factors, many of which are beyond our control, including:

•	adverse weather conditions,

•	compliance with governmental regulations, and

•	mechanical difficulties or shortages or delays in the delivery of equipment and services.

Our operations are affected by operating hazards and uninsured risks, and a shutdown or slowdown of our operations will adversely affect our business.

There are many operating hazards in drilling for and producing oil and natural gas, including:

•	encountering unexpected formations or pressures that could cause damage to equipment or personal injury;

•	blowouts, accidents, oil spills, fires or other damage to a well that could require us to re-drill it or take other corrective action;

•	equipment failures that curtail or stop production; and

•	bad weather that interrupts drilling operations.

Any of these events could result in damage to or destruction of oil and natural gas wells, production facilities or other property, or injury to persons. In addition, any of the above events could result in environmental damage or personal injury for which we will be liable.

We may not be able to maintain adequate insurance at rates we consider reasonable to insure our possible losses from operating hazards. The occurrence of a significant event not fully insured or indemnified against could seriously harm our financial condition and operating results.

Furthermore, insurance may not be continually available or available at commercially acceptable prices for us.

Our business is subject to environmental and other government laws and regulations in all jurisdictions in which we operate, and our compliance with such regulations could be costly and could negatively impact our results of operations and production.

Our operations are governed by numerous United States and Canadian laws and regulations at the state, provincial, and federal levels. These laws and regulations govern the operation and maintenance of our facilities, the discharge of materials into the environment, and other environmental protection issues. The laws and regulations may, among other potential consequences:

•	require that we acquire permits before commencing drilling;

•	restrict the substances that can be released into the environment in connection with drilling and production activities;

•	limit or prohibit drilling activities on protected areas, such as wetlands or wilderness areas;

•	require that reclamation measures be taken to prevent pollution from former operations;

•	require remedial measures to mitigate pollution from former operations, such as plugging abandoned wells and remediating contaminated soil and groundwater; and

•	require remedial measures be taken with respect to property designated as a contaminated site, for which we are a responsible person.

Pursuant to these laws and regulations, we could be liable for personal injury, clean-up costs, and other environmental and property damages, as well as administrative, civil and criminal penalties. We maintain limited insurance coverage for sudden and accidental environmental damages. However, we do not believe that insurance for the full potential liability of environmental damages is available at a reasonable cost. Accordingly, we could be liable, or could be required to cease production on properties, if environmental damage exists or occurs.

The costs of complying with environmental laws and regulations in the future may have a similar effect. Furthermore, changes could occur that result in stricter standards and enforcement, larger fines and liability, and increased capital expenditures and operating costs, any of which could have a material adverse effect on our financial condition or results of operations.

We operate in a significantly competitive industry.

The oil and natural gas industry is significantly competitive. Our competitors include companies and other entities that have greater financial and personnel resources than we do. Our ability to acquire additional properties and to discover reserves in the future depends upon our ability to evaluate and select suitable properties and to complete transactions in a highly competitive environment.

The market price of our common stock may be volatile.

The market price of our common stock has been and will probably continue to be highly volatile, as is the stock market in general, and the market for OTC Bulletin Board quoted stocks in particular. Some of the factors that may materially affect the market price of our common stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the oil and gas industries, announcements made by our competitors or sales of our common stock. These factors may materially adversely affect the market price of our common stock, regardless of our performance.

In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These market fluctuations may adversely affect the market price of our common stock.

Our common stock may be considered a “penny stock” and may be difficult to sell.

The SEC has adopted regulations which generally define a “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock is less than $5.00 per share and, therefore, it may be designated as a “penny stock” according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors to sell their shares.

Future sales of our common stock may depress our stock price.

Sales of a substantial number of shares of our common stock in the public market could cause a decrease in the market price of our common stock. We may also issue additional shares of stock and securities convertible into or exercisable for stock in connection with our business. If a significant portion of these shares were sold in the public market, the market value of our common stock could be adversely affected.

Use of Proceeds

We will not receive any of the proceeds from the sale of any of the 3,000,000 shares of common stock by Bernard McDougall and Stephen Amdahl, the selling stockholders.  If they selling stockholders both exercise all of their options, we will receive a total of $20,000 attributable to the exercise price of the options.

Selling Stockholders

This Prospectus relates to 3,000,000 shares of our common stock that may be offered and resold from time to time by Bernard McDougall, our President and a director, and by Stephen Amdahl, a director, as well as the selling stockholders hereunder. The selling stockholders may acquire these shares upon the exercise of stock options granted under each of the Non-Qualified Stock Option Agreements dated January 3, 2006, which were amended on May 24, 2006, to extend the expiry term, and those shares will be "restricted securities" under the Securities Act of 1933 before their sale under this Prospectus. That Non-Qualified Stock Option Agreements relate to the grant of stock options under our 2006 Non-Qualified Stock Option Plan. Under one Non-Qualified Stock Option Agreement, Bernard McDougall has the option to acquire 1,500,000 shares of our common stock for two thirds of one cent ($0.0066667) per share, which option expires on January 2, 2007. Also under the other Non-Qualified Stock Option Agreement, Stephen Amdahl has the option to acquire 1,500,000 shares of our common stock for two thirds of one cent ($0.0066667) per share, which option expires on January 2, 2007.

The following table identifies the selling stockholders and indicates (i) the nature of any material relationship that such selling stockholders have had with us during the past three years, (ii) the number of shares held by the selling stockholders, (iii) the amount to be offered for the selling stockholders' accounts, and (iv) the number of shares and percentage of outstanding shares of our common stock to be owned by the selling stockholders after the sale of the shares offered by them pursuant to this offering. The selling stockholders are not obligated to sell the shares offered in this Prospectus and may choose not to sell any of the shares or only a part of the shares.  SEC rules require that we assume that the selling stockholders will sell all of the shares offered with this Prospectus.

Pursuant to the Securities Exchange Act of 1934, any person engaged in a distribution of the shares offered by this Prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of the shares by the selling stockholders.

Selling Stockholders	Number of Shares Beneficially Owned(2)	Number of Shares Subject to Options (3)	Shares Being Registered	Percentage of Shares Beneficially Owned(4)
				Before Offering	After Offering
Bernard McDougall (1)	3,000,000	3,000,000	1,500,000	0.8%	0.4%
Stephen Amdahl(5)	3,000,000	3,000,000	1,500,000	0.8%	0.4%

(1)  Mr. McDougall was appointed our director on September 12, 2001 and our president on September 14, 2001.

(2) Represents shares owned beneficially by the selling stockholders, including shares that they have the right to acquire within 60 days of the date of this Prospectus.

(3) Includes shares of our common stock underlying options granted to the selling stockholders, whether or not exercisable as, or within 60 days, of the date of this Prospectus.

(4) Based on 385,345,498 shares issued and outstanding as of July 17, 2006.

(5) Mr. Amdahl was appointed our director on September 21, 2001.

THE INFORMATION PROVIDED IN THE TABLE ABOVE WITH RESPECT TO THE SELLING STOCKHOLDERS HAS BEEN OBTAINED FROM THE SELLING STOCKHOLDERS. BECAUSE THE SELLING STOCKHOLDERS MAY SELL ALL OR SOME PORTION OF THE SHARES OF COMMON STOCK BENEFICIALLY OWNED BY THE SELLING STOCKHOLDERS, ONLY AN ESTIMATE (ASSUMING THE SELLING STOCKHOLDERS SELL ALL OF THE SHARES OFFERED HEREBY) CAN BE GIVEN AS TO THE NUMBER OF SHARES OF COMMON STOCK THAT WILL BE BENEFICIALLY OWNED BY THE SELLING STOCKHOLDERS AFTER THIS OFFERING. IN ADDITION, THE SELLING STOCKHOLDERS MAY HAVE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, OR MAY SELL, TRANSFER, OR OTHERWISE DISPOSE OF, AT ANY

TIME OR FROM TIME TO TIME SINCE THE DATE ON WHICH THE SELLING STOCKHOLDERS PROVIDED THE INFORMATION REGARDING THE SHARES OF COMMON STOCK BENEFICIALLY OWNED BY THE SELLING STOCKHOLDERS, ALL OR A PORTION OF THE SHARES OF COMMON STOCK BENEFICIALLY OWNED BY THE SELLING STOCKHOLDERS IN TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.

Plan of Distribution

The selling stockholders may sell the 3,000,000 shares of our common stock for value from time to time under this Prospectus in one or more transactions on the OTC Bulletin Board, in negotiated transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The selling stockholders may effect such transactions by selling the shares to or by broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions, or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agents (which compensation may be less than or in excess of customary commissions).

The selling stockholders and any broker-dealers that participate in the distribution of the shares may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit on the resale of the shares sold may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

In addition to any shares sold hereunder, the selling stockholders may, at the same time, sell any shares of common shares, including the shares, owned by her in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this Prospectus.

There is no assurance that the selling stockholders will sell all or any portion of the shares offered.

We will pay all expenses in connection with this offering and, apart from receipt of the exercise price of the related options, we will not receive any proceeds from sales of any shares by the selling stockholders.

Experts

The financial statements as of December 31, 2005, 2004, and 2003 and for each of the years in the three-year period ended December 31, 2005, are incorporated by reference in this Prospectus in reliance on the report of Williams and Webster P.S., independent accountants, which is also incorporated herein by reference, in reliance upon its authority as experts regarding accounting and auditing.

Legal Matters

The validity of the common shares offered by this reoffer prospectus will be passed upon for us and the selling stockholders by Stepp Law Group, a professional corporation, Irvine, California, USA.

Disclosure of Commission Position on Indemnification For Securities Act Liabilities

Insofar as indemnification for liabilities arising pursuant to the Securities Act of 1933 may be permitted to directors, officers, or persons controlling our business pursuant to the provisions in the section entitled "Indemnification of Directors and Officers" (see below), we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

We incorporate the following documents by reference in this Prospectus:

(a)

Our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2006, filed with the SEC on May 22, 2006;

(b)

Our latest Annual Report on Form 10-KSB for the year ended December 31, 2005, filed with the SEC on April 17, 2006;

(c)

Our Current Reports on Form 8-K filed with the SEC on February 1, 2006; February 7, 2006; February 14, 2006; February 22, 2006; February 24, 2006; February 27, 2006; March 3, 2006; March 8, 2006; March 22, 2006; March 28, 2006; April 4, 2006; April 10, 2006; April 11, 2006; April 20, 2006; April 27, 2006; May 12, 2006; May 30, 2006; June 13, 2006; June 20, 2006; three filed with on June 21, 2006, and on June 28, 2006.

(d)

The description of our common stock contained in the registration statement on Form 10-SB filed with the SEC on May 13, 1999, as amended on September 3, 1999; and

(e)

All other reports (and documents) filed by us after the date of the Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing such documents.

WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON ORAL OR WRITTEN REQUEST, A COPY OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS (EXCLUDING EXHIBITS, UNLESS THE EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION THE PROSPECTUS INCORPORATES). REQUESTS SHOULD BE DIRECTED TO THE PRESIDENT, MICRON ENVIRO SYSTEMS, INC.; SUITE 1205; 789 WEST PENDER STREET; VANCOUVER; BRITISH COLUMBIA; CANADA V6C 1H2. OUR TELEPHONE NUMBER IS 604-646-6903.

Item 4. Description of Securities.

Not applicable; however, our Board of Directors approved a forward stock split on a one for three basis to our common shares, as well as a corresponding increase to our authorized capital, effective June 23, 2006.

Item 5. Interests of Named Experts and Counsel.

No “expert”, as that term is defined pursuant to Regulation Section 228.509(a) of Regulation S-B, or our “counsel”, as that term is defined pursuant to Regulation Section 228.509(b) of Regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in the registrant, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of the Registration Statement.

Item 6. Indemnification of Directors and Officers.

Our Articles of Incorporation and Bylaws designate the relative duties and responsibilities of our officers, establish procedures for actions by directors and shareholders and other items.  Our Articles of Incorporation and Bylaws also contain extensive indemnification provisions, which will permit us to indemnify our officers and directors to the maximum extent provided by Nevada law.  Pursuant to our Articles of Incorporation and Nevada law, our directors and officers are generally not liable to us or our shareholders for damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (i) the act or failure to act of such officer or director constituted a breach of his or her fiduciary duties; and (ii) his or her breach of those duties involve intentional misconduct, fraud or a knowing violation of law.

On July 17, 2002, we entered into Indemnification Agreements with our directors and officers, which provide the indemnitee with the maximum indemnification allowed pursuant to applicable law.  As the Nevada statutes are non-exclusive, it is possible that certain claims beyond the scope of the statute may be indemnifiable.  The indemnification agreement provides a plan of indemnification, which may be broader than that specifically provided by Nevada law.  It has not yet been determined, however, to what extent the indemnification expressly permitted by Nevada law may be expanded and, therefore, the scope of indemnification provided by the indemnification agreement may be subject to future judicial interpretation.

The indemnification agreement provides that we are to indemnify an indemnitee, who is or was a party or becomes a party or is threatened to be made a party to any threatened, pending or completed action or proceeding whether civil, criminal, administrative or investigative because of the fact that the indemnitee is or was one of our directors, officers, key employees or agents.  We are to advance all expenses, judgments, fines, penalties and amounts paid in settlement incurred by the indemnitee in connection with the investigation, defense, settlement, or appeal of any civil or criminal action or proceeding as described above.  The indemnitee is to repay such amounts advanced only if it shall be ultimately determined that he or she is not entitled to be indemnified by us.  Any award of indemnification to an indemnitee, if not covered insured, would come directly from our assets, thereby affecting a shareholder's investment.

IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, INDEMNIFICATION FOR LIABILITIES ARISING PURSUANT TO THE SECURITIES ACT OF 1933 IS CONTRARY TO PUBLIC POLICY AND, THEREFORE, UNENFORCEABLE.

Item 7. Exemption from Registration Claimed.

The restricted securities to be reoffered pursuant to the Registration Statement to Bernard McDougall will be issued to a non-US person in an off-shore transaction with no selling efforts in the United States pursuant Regulation S. The restricted securities to be reoffered pursuant to the Registration Statement will be issued to Stephen Amdahl pursuant to a registration transaction pursuant to Section 4(2) of the Securities Act of 1933.

Item 8. Exhibits.

3.1

Articles of Incorporation*

3.2

Certificate of Amendment to Articles of Incorporation*

3.3

Bylaws*

5

Opinion of Stepp Law Group

10.1

2006 Non-Qualified Stock Option Plan**

10.2

Non-Qualified Stock Option Agreement with Bernard McDougall dated January 3, 2006

10.3

Non-Qualified Stock Option Agreement with Stephen Amdahl dated January 3, 2006

10.4

Amendment No. 1 to Non-Qualified Stock Option Agreement with Bernard McDougall dated May 24, 2006

10.5

Amendment No. 1 to Non-Qualified Stock Option Agreement with Stephen Amdahl dated May 24, 2006

23.1

    Consent of Stepp Law Group (contained in its opinion filed as Exhibit 5 to this Registration Statement)

23.2

Consent of Williams and Webster

*Filed as exhibits to our Registration Statement on Form 10-SB on May 13, 1999, and incorporated herein by this reference.

** Filed as an exhibit to our Registration Statement on Form S-8 on January 24, 2006, and incorporated herein by this reference.

Item 9. Undertakings.

The undersigned Registrant hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) Include any additional or changed material information on the plan of distribution.

Paragraphs (l)(i) and (l)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies it has reasonable grounds to believe that the registrant satisfies all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, on July 20, 2006.

MICRON ENVIRO SYSTEMS, INC.,

a Nevada corporation

/s/ Bernard McDougall

_____________________

Bernard McDougall, Director and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 20, 2006.

Signature and Title

/s/ Bernard McDougall

______________________

Bernard McDougall, Director and President

(Principal Executive Officer)

/s/ Negar Towfigh

______________________

Negar Towfigh, Secretary and Chief Financial Officer

(Principal Financial Officer)

/s/ Stephen Amdahl

_______________________

Stephen Amdahl, Director